Exhibit 10.3
Ally Financial Inc.

ALLY FINANCIAL INC.
NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN
(amended and restated effective as of May 4, 2021)
Section 1. Purpose. The purpose of the Ally Financial Inc. Non-Employee Directors Equity Compensation Plan (the “Plan”) is to attract and retain the services of experienced non-employee directors of Ally Financial Inc. (the “Company”) by providing them with equity-based compensation for their services, thereby furthering the best interests of the Company and its shareholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Annual Award” means an Award granted annually, pursuant to the Director Compensation Practices.
(b) “Annual Meeting” means a regular annual meeting of the shareholders of the Company scheduled by the Company.
(c) “Award” means any Option, DSU or Other Stock-Based Award granted under the Plan.
(d) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f) “Board” means the board of directors of the Company.
(g) “Change in Control” has the meaning set forth in the Ally Financial Inc. Incentive Compensation Plan, as amended and restated from time to time, or any successor plan thereof.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.
(i) “Committee” means the Compensation, Nominating and Governance Committee of the Board or such other committee as may be designated by the Board to administer the Plan, or if no committee is designated, the Board.
(j) “Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.
(k) “Director Compensation Practices” means the director compensation practices determined by the Committee and approved by the Board, as in effect from time to time.
(l) “Disability” means a physical or mental illness or condition rendering an individual unable to effectively serve as Director, as determined by the Committee.
(m) “DSU” means a contractual right granted under the Plan that is denominated in Shares. Each DSU represents a right to receive the value of one Share on the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of DSUs may include the right to receive dividend equivalents.

Exhibit 10.3
Ally Financial Inc.

(n) “Fair Market Value” means, with respect to a Share or any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(o) “Initial Award” means an Award granted upon a Director’s commencement of service on the Board, pursuant to the Director Compensation Practices.
(p) “Option” means an option granted under the Plan to purchase Shares on the terms and conditions set forth in the Plan and the applicable Award Agreement.
(q) “Other Stock-Based Awards” means an Award granted in accordance with the provisions of Section 8.
(r) “Participant” means the recipient of an Award granted under the Plan.
(s) “Shares” means shares of the Company’s common stock.
Section 3. Eligibility. Each Director shall be eligible to receive Awards under the Plan.
Section 4. Administration.
(a) The Plan shall be administered by the Committee.
(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (v) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vi) determine the other terms and conditions of any Award; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and procedures as it shall deem appropriate for the proper administration of the Plan; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) All decisions of the Committee shall be final, conclusive and binding upon all parties or entities, including the Company, its shareholders and Participants and any Beneficiaries thereof.
Section 5. Shares Available for Awards and Annual Award Limit.
(a) Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance for Awards granted on or after the Effective Date (as defined in Section 16) shall not exceed 909,722 Shares. The maximum number of Shares subject to Awards granted during a single fiscal year to any Director, taken together with any cash fees paid during the fiscal year to the

Exhibit 10.3
Ally Financial Inc.

Director in respect of the Director’s service as a member of the Board (including service as a member or chair of any regular committees of the Board) shall not exceed $750,000 in total value (with the value of any such Awards determined based on the grant date value of the Awards for financial reporting purposes). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Directors, as the Committee may determine in its discretion, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.
(b) If any Award is forfeited, expires, terminates, or otherwise lapses without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated, or lapsed Award, excluding (i) any Shares surrendered or withheld in payment of any grant, purchase or exercise price of an Award and (ii) any Shares subject to an Award to the extent that the Award is settled for cash or other property, shall again be, or shall become, available for issuance under the Plan.
(c) In the event that the Committee determines that, as a result of any special or extraordinary dividend or distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off or other sale of one or more entities or assets, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or as a result of changes in applicable law, stock market or exchange rules or accounting or tax rules, an adjustment is necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i) the number and type of Shares (or other securities) or the amount of cash or other property which thereafter may be made the subject of Awards, including the limits specified in Section 5(a);
(ii) the number and type of Shares (or other securities) or the amount of cash or other property subject to outstanding Awards; and
(iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
Section 6. DSUs. The Committee is authorized to grant DSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a) DSUs shall be subject to no restrictions or such restrictions as the Committee may impose (including any limitation on the right to receive any dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, if a DSU Award relates to Shares on which dividends are declared during the period that the Award is

Exhibit 10.3
Ally Financial Inc.

outstanding, the Award shall not provide for the payment of a dividend equivalent to the Participant prior to the time at which such Award, or applicable portion thereof, becomes vested.
(b) Unless otherwise specifically provided in an Award Agreement, no DSU Award shall be settled and no Shares shall be delivered in respect thereof prior to the Participant’s termination of service.
(c) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, in which payment of the amount owing upon settlement of any DSU Award may be made or satisfied.
Section 7. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. If an Option would expire when trading in Shares is prohibited by law or the Company’s insider trading policy, the term shall extend to 30 days subsequent to the termination of the prohibition.
(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or satisfied.
(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.
Section 8. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or Business Units or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, as the Committee shall determine, provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes vested.

Exhibit 10.3
Ally Financial Inc.

Section 9. Initial Award. Each new Director who is elected or appointed to the Board for the first time following the first Board meeting on or after the Effective Date (as defined in Section 16) may be granted a one-time Award of DSUs, Options and/or Other Stock-Based Awards covering a number of Shares and bearing such terms as determined by the Committee and approved by the Board from time to time pursuant to the Company’s Director Compensation Practices.
Section 10. Retainer Awards.
(a) Each Director who continues to serve as a Director as of the date of each Annual Meeting may be granted an Annual Award of DSUs, Options and/or Other Stock-Based Awards covering a number of Shares and bearing such terms as determined pursuant to the Director Compensation Practices.
(b) In the event that a Director joins the Board following the grant date of an Annual Award but prior to the grant date of the subsequent Annual Award, such Director may be granted a prorated Annual Award as determined pursuant to the Director Compensation Practices.
Section 11. Effect of Termination of Service on Awards. Except as may otherwise specifically be provided in an Award Agreement, Awards granted hereunder shall be subject to the following provisions in the event a Participant’s service is terminated while such Award is outstanding and prior to the settlement thereof.
(a) If a Participant’s service terminates due to death or Disability, any unvested Awards shall vest on the date of such termination of service.
(b) If a Participant’s service terminates for reasons other than death or Disability, any unvested Awards shall be forfeited on the date of such termination of service.
(c) Subject to any permitted deferral election that may apply under any other plan or arrangement of the Company, (i) any vested Options shall remain exercisable until the earlier of (A) the expiration of such Options or (B) the first anniversary of the date of termination of service and (ii) any vested Awards (other than Options) shall be settled within 75 days of the date of termination of service; provided that if such 75-day period spans more than one calendar year, such award shall be settled in the second of such calendar years.
Section 12. Effect of Change in Control on Awards. In the event of (a) a Change in Control and (b) the Participant’s cessation of service as a Director in connection with the Change in Control or the Participant’s removal from the Board or resignation from service as a Director at the request of the Board following the Change in Control, unless otherwise specifically provided in an Award Agreement, all outstanding unvested Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse.
Section 13. General Provisions Applicable to Awards.
(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

Exhibit 10.3
Ally Financial Inc.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Any such payment shall comply with Section 409A of the Code and any similar tax rules.
(d) Except as may specifically be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e), and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit, and an Award Agreement shall not provide for, any outstanding Award to be transferred or transferable to a third party for value or consideration without the approval of shareholders. The provisions of this Section 13(d) shall not apply to any Award to the extent exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.
(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities and other laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) Notwithstanding anything to the contrary, except as provided in Section 5(c) or in connection with a Change in Control, the Committee shall not without the approval of the Company’s shareholders (i) reduce the exercise price per Share of an Option after it is granted or take any other action that would be treated as a repricing of such Award under the rules of the principal U.S. stock market on which the Company’s Shares are traded, or (ii) cancel an Option when the exercise price per Share exceeds the Fair Market Value in exchange for cash or another Award.
Section 14. Amendments and Termination.
(a) Except to the extent prohibited by applicable law or otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time as the Board shall deem advisable; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law, or any other requirement or restriction imposed by applicable law, or the rules or regulations of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights

Exhibit 10.3
Ally Financial Inc.

of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that the Committee’s authority under this Section 14(b) is limited by the provisions of Section 14(a).
Section 15. Miscellaneous.
(a) The grant of an Award shall not be construed as conferring upon any Participant the right to be retained in the service of the Board or the Company. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the Plan or the applicable Award Agreement.
(b) Nothing contained in the Plan shall prevent the Board or the Company from adopting or continuing in effect other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Any share withholding from an Award may be at the minimum statutory rate or, if determined by the Committee in its discretion, at such other rate, to the extent withholding at such other rate would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.
(d) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in whole or in part in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

Exhibit 10.3
Ally Financial Inc.

(e) The Plan is intended to constitute an “unfunded” plan and neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(f) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(g) As used in the Plan, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, and (ii) reference to the “Code” or any other law includes any successor provisions or amendments thereto.
Section 16. Effective Date of the Plan. The Plan originally became effective as of April 9, 2014 and first amended effective as of May 2, 2017. The Plan, as amended herein, is effective as of May 4, 2021 (“Effective Date”), subject to approval by the Company’s shareholders. Awards granted prior to the Effective Date shall remain subject to the terms of the Plan in effect prior to the Effective Date.
Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the date of exhaustion of Shares available for issuance under the Plan or (ii) the date of the termination of the Plan in accordance with Section 14(a) or otherwise. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and all other authority of the Committee or the Board in connection with the Plan, shall extend beyond such date.
Section 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan and the applicable Award Agreements are intended to comply with the requirements of Section 409A of the Code and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict.
Section 19. Governing Law. The Plan, each Award Agreement and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.